                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                            -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                            -----------------------

               Date of Report (Date of earliest event reported):
                                January 1, 1998


                                USX Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                       1-5153                 25-0996816
      --------
  (State or other                 (Commission             (IRS Employer
  jurisdiction of                 File Number)          Identification No.)
   incorporation)

    600 Grant Street, Pittsburgh, PA                         15219-4776
----------------------------------------                     ----------
(Address of principal executive offices)                     (Zip Code)

                                 (412) 433-1121
                         ------------------------------
                        (Registrant's telephone number,
                              including area code)

Item 5.  Other Events
         ------------

        On January 2, 1998, USX Corporation's Marathon Oil Company ("Marathon") and Ashland Inc. ("Ashland") jointly announced that they had closed the transaction that officially forms the refining and marketing company, Marathon Ashland Petroleum LLC (the "Company"). The close of the transaction was effective January 1, 1998. Marathon has a 62 percent interest in the Company and Ashland holds a 38 percent interest.

        In connection with the formation of the Company, Marathon and Ashland entered into a Limited Liability Company Agreement dated January 1, 1998, (the "LLC Agreement"). The LLC Agreement provides that the Company will be managed by a Board of Managers consisting of three representatives designated by Marathon, two representatives designated by Ashland and the President of the Company (a non-voting member of the Board). The LLC Agreement provides for an initial term of the Company expiring on December 31, 2022 (25 years from its formation.) The term will automatically be extended for ten year periods, unless at least two years prior to the end of a term, either Marathon or Ashland gives notice to the other party that it wants to terminate the term of the Company.

        At any time after December 31, 2002, either Marathon or Ashland may sell all of its ownership interest in the Company to a third party, subject to a right of first refusal by the other party retaining ownership interest in the Company.

        The foregoing description of the LLC Agreement is qualified in its entirety by reference to the provisions of such agreement, which is attached hereto as Exhibit 10.1.

        In connection with the formation of the Company, Marathon, Ashland, the Company and USX Corporation entered into a Put/Call, Registration Rights and Standstill Agreement (the "Put/Call Agreement"). The Put/Call Agreement provides that at any time after December 31, 2004, Ashland will have the right to sell to Marathon all of Ashland's ownership interests in the Company, for an amount in cash and/or Marathon or USX debt or equity securities equal to the product of 85% (90% if equity securities are used) of the fair market value of the Company at that time, multiplied by Ashland's percentage interest in the Company. Payment could be made at closing, or at Marathon's option, in three equal annual installments, the first of which would be payable at closing. At any time after December 31, 2004, Marathon will have the right to purchase all of Ashland's ownership interests in the Company, for an amount in cash equal to the product of 115% of the fair market value of the Company at that time, multiplied by Ashland's percentage interest in the Company.

        Notice by Marathon or Ashland that they wish to terminate the term of the company would accord the non-terminating party the right to purchase the terminating party's ownership interests in the Company at fair market value.

        The foregoing description of the Put/Call Agreement is qualified in its entirety by reference to the provisions of such agreement, which is attached hereto as Exhibit 10.2.

Item 7.  Financial Statements and Exhibits
         ---------------------------------


        (c)  Exhibits

          10.1  Limited Liability Company Agreement of
                Marathon Ashland Petroleum LLC dated January 1, 1998

          10.2 Put/Call, Registration Rights and Standstill Agreement dated January 1, 1998

          99.1  Press Release dated January 2, 1998



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USX CORPORATION


By   /s/ Kenneth L. Matheny
     -----------------------
     Kenneth L. Matheny
     Vice President and Comptroller



Dated:  January 12, 1998